    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 18, 1997



                                                   REGISTRATION NO. 333-32715


                                                                    333-32715-01

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                               OCEAN ENERGY, INC.
                                     ISSUER

                               OCEAN ENERGY, INC.
                                  AS GUARANTOR
             (Exact name of Registrant as specified in its charter)


           DELAWARE                          1311                         72-1277752
           LOUISIANA                         1311                         72-1210660
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)       Identification Number)


                                                              ROBERT K. REEVES
      8440 JEFFERSON HIGHWAY, SUITE 420                  500 DOVER BLVD., SUITE 300
         BATON ROUGE, LOUISIANA 70809                    LAFAYETTE, LOUISIANA 70503
                (504) 927-1450                                 (318) 989-5928
  (Address, including zip code and telephone     (Address, including zip code and telephone
 number, including area code, of registrant's    number, including area code, of agent for
         principal executive office)                              service)

                                    COPY TO:

                                JOHN F. WOMBWELL
                             ANDREWS & KURTH L.L.P.
                           4200 TEXAS COMMERCE TOWER
                           HOUSTON, TEXAS 77002-3090
                                 (713) 220-4200

                             ---------------------

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable following the effectiveness of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                             ---------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding inferred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Section 7(d) of the Company's Certificate of Incorporation states that:

          "A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the

     General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Section by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

     Section 7(c) of the Company's Certificate of Incorporation and Article IX of the Company's Bylaws further provides that the Company shall indemnify its officers and directors to the fullest extent permitted by the General Corporation Law of the State of Delaware. Pursuant to such provision, the Company has entered into agreements with its officers and directors which provide for indemnification of such persons.

     The Company maintains $15.0 million in insurance coverage providing directors and officers with indemnification, subject to certain exclusions and to the extent not otherwise indemnified by the Company, against loss (including expenses incurred in the defense of actions, suits or proceeds in connection therewith) arising from any negligent act, error, omission or breach of duty while acting in their capacity as directors and officers of the Company. The policies also reimburse the Company for liability incurred in the indemnification of its directors and officers.

     The Company has entered into indemnification agreements with its directors and certain executive officers which provide for indemnification of such persons to the fullest extent allowed by Delaware law.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


     The following is a complete list of Exhibits previously filed as part of, or incorporated by reference into, this Registration Statement No. 333-32715 and 333-32715-01, as filed with the Securities and Exchange Commission on August 1, 1997.


        EXHIBIT                                  DESCRIPTION
         NUMBER                                   OF EXHIBIT
        -------                                  -----------

          4.1            -- Indenture, dated as of July 2, 1997 between Ocean Energy,
                            Inc. and State Street Bank & Trust Company, as Trustee,
                            with respect to the 8 7/8% Senior Subordinated Notes Due
                            2007 (including form of 8 7/8% Senior Subordinated Note
                            Due 2007).
          4.2            -- Registration Rights Agreement, dated as of July 2, 1997, among Ocean Energy, Inc., as issuer, and Merrill Lynch &
                            Co., Bear Stearns & Co. Inc., Chase Securities Inc.,
                            Lehman Brothers and Morgan Stanley Dean Witter.
          5.1            -- Opinion of Andrews & Kurth L.L.P. as to the legality of the securities being registered.
         12.1            -- Computation of ratio of earnings to fixed charges.
         23.1            -- Consent of Arthur Andersen LLP.
         23.2            -- Consent of Andrews & Kurth L.L.P. (included in Exhibit
                            5.1).
         23.3            -- Consent of Netherland, Sewell & Associates.
         24.1            -- Power of Attorney (set forth on the signature pages
                            contained in Part II of this Registration Statement).
         25.1            -- Statement of Eligibility and Qualification of Form T-1 of
                            State Street Bank & Trust Company.
         99.1            -- Form of Letter of Transmittal.
         99.2            -- Form of Notice of Guaranteed Delivery.

FINANCIAL STATEMENT SCHEDULES

     None.

ITEM 22. UNDERTAKINGS

     The undersigned Registrant hereby undertakes that:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on the 18th day of August, 1997.


                                        OCEAN ENERGY, INC., a Delaware
                                        corporation


                                        By:       /s/ JAMES C. FLORES*

                                           -------------------------------------
                                                      James C. Flores
                                           Chairman of the Board, President and
                                                  Chief Executive Officer


                      SIGNATURE                                        TITLE                          DATE
                      ---------                                        -----                          ----

                /s/ JAMES C. FLORES*                     Chairman of the Board of               August 18, 1997
-----------------------------------------------------    Directors, President and Chief
                   James C. Flores                       Executive Officer (Principal
                                                         Executive Officer)

                 /s/ ROBERT L. BELK*                     Executive Vice President, Chief        August 18, 1997
-----------------------------------------------------    Financial Officer, Treasurer and
                   Robert L. Belk                        Director (Principal Financial and
                                                         Accounting Officer)

           /s/ RICHARD G. ZEPERNICK, JR.*                Executive Vice President --            August 18, 1997
-----------------------------------------------------    Exploration & Production and
              Richard G. Zepernick, Jr.                  Director

              /s/ THOMAS D. CLARK, JR.*                  Director                               August 18, 1997
-----------------------------------------------------
                Thomas D. Clark, Jr.

              /s/ CHARLES F. MITCHELL*                   Director                               August 18, 1997
-----------------------------------------------------
                 Charles F. Mitchell

              /s/ WILLIAM W. RUCKS, IV*                  Director                               August 18, 1997
-----------------------------------------------------
                William W. Rucks, IV

                /s/ MILTON J. WOMACK*                    Director                               August 18, 1997
-----------------------------------------------------
                  Milton J. Womack

*By: /s/ ROBERT K. REEVES
-----------------------------------------------------
     (Robert K. Reeves, pursuant to a power of
     attorney filed with this Registration Statement
     No. 333-32715 and 333-32715-01, filed with the
     Securities and Exchange Commission on August 1,
     1997.)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believes that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on the 18th day of August, 1997.


                                        OCEAN ENERGY, INC., a Louisiana
                                        corporation


                                        By:       /s/ JAMES C. FLORES*

                                           -------------------------------------
                                                      James C. Flores
                                           Chairman of the Board, President and
                                                  Chief Executive Officer


                      SIGNATURE                                        TITLE                          DATE
                      ---------                                        -----                          ----

                /s/ JAMES C. FLORES*                     Chairman of the Board of               August 18, 1997
-----------------------------------------------------    Directors, President and Chief
                   James C. Flores                       Executive Officer (Principal
                                                         Executive Officer)

                 /s/ ROBERT L. BELK*                     Executive Vice President, Chief        August 18, 1997
-----------------------------------------------------    Financial Officer, Treasurer and
                   Robert L. Belk                        Director (Principal Financial and
                                                         Accounting Officer)

           /s/ RICHARD G. ZEPERNICK, JR.*                Executive Vice President --            August 18, 1997
-----------------------------------------------------    Exploration & Production and
              Richard G. Zepernick, Jr.                  Director

*By: /s/ ROBERT K. REEVES
-----------------------------------------------------
     (Robert K. Reeves, pursuant to a power of
     attorney filed with this Registration Statement
     No. 333-32715 and 333-32715-01, filed with the
     Securities and Exchange Commission on August 1,
     1997.)